Exhibit (17)	Form of
PROXY CARD

MUNDER SERIES TRUST
SPECIAL MEETING OF SHAREHOLDERS , 2010
Munder Technology Fund
This Proxy is Solicited on Behalf of the Independent Trustees.
The undersigned revoke(s) all previous proxies and appoint(s) Stephen J. Shenkenberg, Melanie Mayo West, Amy D. Eisenbeis or any one of them, attorneys, with full power of substitution to vote all shares of the Munder Technology Fund (“Fund”) of Munder Series Trust that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at [location], on Wednesday, ___, 2010 at 2:00 p.m., Eastern time, and at any adjournments or postponements thereof.
Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.
PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

MUNDER TECHNOLOGY FUND
Please fill in the box(es) as shown using black or blue ink or number 2 pencil. [X]
PLEASE DO NOT USE FINE POINT PENS.
IF NO SPECIFICATION IS MADE, BUT THE PROXY IS EXECUTED, THE PROXY WILL BE VOTED FOR THE PROPOSALS. As to any other matter, said attorneys will vote in accordance with their best judgment. THE INDEPENDENT TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSALS.

		FOR	AGAINST	ABSTAIN

Please mark the appropriate box(es) below:

1.
To approve an Agreement and Plan of Reorganization (“Reorganization Agreement”) providing for the acquisition of all of the assets of the Munder Technology Fund, a series of Munder Series Trust, by the Munder Growth Opportunities Fund, a separate series of Munder Series Trust, in exchange for shares of the Munder Growth Opportunities Fund and the assumption of all known liabilities of the Munder Technology Fund by the Munder Growth Opportunities Fund in complete liquidation of the Munder Technology Fund (the “Reorganization”).
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2.	To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.
Please refer to the Proxy Statement for a discussion of this matter.
PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

Signature	Date	Signature	Date
Note: Please sign your name exactly as it appears in the registration. If shares are held in the name of two or more persons, in whatever capacity, only ONE need sign. When signing in a fiduciary capacity, such as executor or attorney, please so indicate. When signing on behalf of a partnership or corporation, please indicate title.